UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2023

METROPOLITAN BANK HOLDING CORP.

(Exact name of registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

99 Park Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

(212) 659-0600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed by Metropolitan Bank Holding Corp. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2023 (the “Initial Report”). The sole purpose for filing this Amendment No. 1 is to disclose the determination of the Company’s Board of Directors (the “Board”) with respect to the frequency of future stockholder non-binding advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Initial Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As reported in the Initial Report, at the annual meeting of the Company’s stockholders held on May 31, 2023, a majority of the Company’s stockholders that voted on the matter indicated a preference to hold, on a non-binding advisory basis, the Company’s future non-binding advisory votes on named executive officer compensation (“say on pay”) once every year. In accordance with the recommendation of the Board as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2023 and consistent with the stockholder voting results, the Board has determined that the non-binding advisory say on pay vote will be conducted once every year, until the next stockholder vote on say on pay frequency or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: October 19, 2023	By:	/s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer